Exhibit 99.1

INVESTOR CONTACT:

Eileen H. Dunn
VP, Investor Relations & Corporate Communications
561/438-4930
edunn@officedepot.com

MEDIA CONTACT:

Brian Levine
Director, Public Relations
561/438-2895
blevine@officedepot.com

OFFICE DEPOT AND TOYS “R” US
ANNOUNCE DEAL FOR 124 KIDS “R” US STORES

Delray Beach, Fla. – March 3, 2004 – Office Depot, Inc. (NYSE: ODP) and Toys “R” Us, Inc. (NYSE: TOY) today announced that they have reached an agreement under which Office Depot will acquire 124 of the former Kids “R” Us stores for $197 million in cash plus the assumption of lease payments and other obligations. The 124 stores include properties owned by Toys “R” Us, Inc. as well as stores with ground or operating leases. The transaction is expected to close in phases over the next several months.

“This highly strategic transaction represents one of many solid steps in our strategy to reposition our North American Retail portfolio for growth,” said Bruce Nelson, Chairman and CEO of Office Depot. “The 50-60 Kids “R” Us sites that we plan to convert to Office Depot stores will expand our presence in existing core markets and will immediately give us access to large markets where we do not have a strong retail concentration.”

“We are very pleased to be selling the majority of the former Kids “R” Us locations to Office Depot, a successful retailer we admire,” commented John Eyler, Chairman and Chief Executive Officer of Toys “R” Us. “Overall, the activities related to the closing of our 146 free-standing Kids “R” Us stores including the inventory liquidation and the disposition of real estate are progressing extremely well. As a result, our 2003 and future cash flows will be stronger than previously anticipated, and the charges associated with the closing of these stores will be significantly lower than we had anticipated. We have reported the specific results in our annual earnings release issued this morning.”

“We are fortunate to have the ability to accomplish a number of steps in our growth plan with a single transaction,” Nelson noted. “The combination of right-sized store footprints, attractive market locations, and meaningful site counts compelled us to take advantage of this unique strategic opportunity.”

About Office Depot

With annual sales of more than $12 billion, no one sells more office supplies to more customers in more countries than Office Depot. Founded in 1986 and headquartered in Delray Beach, FL, the company conducts business in 23 countries and employs nearly 50,000 people worldwide.

Office Depot is a leader in every distribution channel – from retail stores and contract delivery to catalogs and e-commerce. The company is the world’s number two online retailer – generating $2.6B in sales for FY’03. In North America, Office Depot has 900 retail stores in addition to a national business-to-business delivery network supported by 22 delivery centers, more than 60 local sales offices and 13 regional call centers.

The company’s common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

About Toys “R” Us

Toys “R” Us, one of the world’s leading retailers of toys, baby products, and children’s apparel, currently sells merchandise through 1,458 stores worldwide: 681 toy stores in the United States; 574 international toy stores, including licensed and franchise stores; 199 Babies “R” Us stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesru.com, www.imaginarium.com and www.sportsrus.com. Toys “R” Us is releasing its 2003 earnings today and will host a conference call to discuss its results at 10 AM EST. The call is being webcast by CCBN and can be accessed at the Toys “R” Us web site at http://www.toysrusinc.com. Listeners should click on “Investor Relations” and choose “TRU Webcasts”. For those who cannot listen to the live webcast, a replay will be available beginning approximately 30 minutes after the event through May 17, 2004. A replay of the call will be available from March 3 at 2 p.m. (ET) until March 7 at midnight. (ET). You may access the replay by dialing 888-203-1112. The reservation number is 436547.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections, assumptions as to future conditions, expectations for the future and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 26, 2004 and subsequent 10-Q and 8-K filings. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites. We will be filing our Report on Form 10-K later this month, along with our Annual Report for 2003 and our Proxy Statement, and we will hold our Annual Meeting on May 14, 2004.